As Filed With The Securities And Exchange Commission On November 14, 2003
                                                     Registration No. 333-106984
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                        POST-EFFEECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         -------------------------------
                          GOLDEN PHOENIX MINERALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MINNESOTA                         1499                41-1878178
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


                          3595 Airway Drive, Suite 405
                               Reno, Nevada 89511
                            Telephone: (775) 853-4919
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Copies to:

      Michael R. Fitzsimonds                  Clayton E. Parker, Esq.
            President                        Ronald S. Haligman, Esq.
  Golden Phoenix Minerals, Inc.             Kirkpatrick & Lockhart LLP
   3595 Airway Drive, Suite 405      201 South Biscayne Boulevard, Suite 2000
        Reno, Nevada 89511                        Miami, FL 33131
  Telephone No.: (775) 853-4919            Telephone No.: (305) 539-3300
  Telecopier No.: (775) 853-5010          Telecopier No.: (305) 358-7095



         Approximate  date of  commencement  of proposed sale to the public:
Not applicable.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X] 333-106984

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ITEM 27.  EXHIBITS

Exhibit No.         Description                                          Location
-----------         -----------                                          --------
3.1                 Articles of Incorporation of Golden Phoenix          Incorporated by reference to Exhibit 2.1 to the
                    Minerals, Inc.                                       Company's Registration Statement on Form 10SB12G
                                                                         as filed with the SEC on July 30, 1997

3.2                 Bylaws of Golden Phoenix Minerals, Inc.              Incorporated by reference to Exhibit 2.1 to the
                                                                         Company's Registration Statement on Form 10SB12G
                                                                         as filed with the SEC on July 30, 1997

5.1                 Opinion re: legality                                 Incorporated by reference to Exhibit 5.1 to the
                                                                         Company's Amendment No.1 to  Form SB-2 Registration
                                                                         Statement filed with the SEC on September 11, 2003

10.1                Agreement, dated July 22, 1997, by and between       Incorporated by reference to Exhibit 10.2 to the
                    J.D. Welsh & Associates, Inc. and Golden Phoenix     Company's Registration Statement on Form
                    Minerals, Inc.                                       10SB12G/A as filed with the SEC on October 22,
                                                                         1997

10.2                Kennecott Agreement - Option to Purchase with        Incorporated by reference to Exhibit 10.3 to the
                    Exploration Rights, dated September 19,1997, by      Company's Registration Statement on Form
                    and between Kennecott Exploration Company and        10SB12G/A as filed with the SEC on October 22,
                    Golden Phoenix Minerals, Inc.                        1997

10.3                Option Agreement, dated September 1997, by and       Incorporated by reference to Exhibit 10.1 to the
                    between S.F. Lewis Trust and Golden Phoenix          Company's Quarterly Report on Form 10-Q for the
                    Minerals, Inc.                                       period ended September 30, 1997 as filed with the
                                                                         SEC on November 10, 1997

10.4                Amended Supplemental Agreement, dated November 15,   Incorporated by reference to Exhibit 10.2A to the
                    1997, by and between J. D. Welsh & Associates,       Company's Registration Statement on Form
                    Inc. and Golden Phoenix Minerals, Inc.               10SB12G/A, as filed with the SEC on December 29,
                                                                         1997

10.5                Mineral Lease Agreement and Option to Purchase, by   Incorporated by reference to Exhibit 10.4 to the
                    and between Erik Hansen and Golden Phoenix           Company's Registration Statement on Form
                    Minerals, Inc.                                       10SB12G/A, as filed with the SEC on December 29,
                                                                         1997

10.6                Mineral Lease Agreement and Option to Purchase,      Incorporated by reference to Exhibit 10.5 to the
                    dated December 1, 1997, by and between Mack Rife     Company's Registration Statement on Form
                    and Golden Phoenix Minerals, Inc.                    10SB12G/A, as filed with the SEC on December 29,
                                                                         1997

10.7                Financial Consulting Agreement, dated March, 1998,   Incorporated by reference to Exhibit 4.1 to the
                    by and between Market Survey's International, Inc.   Company's Registration Statement on Form S-8, as
                    and Golden Phoenix Minerals, Inc.                    filed with the SEC on April 27, 1998

10.8                Financial Consulting Agreement, by and between       Incorporated by reference to Exhibit 4.1 to the
                    Steven Heard and Golden Phoenix Minerals, Inc.       Company's Registration Statement on Form S-8 as
                                                                         filed with the SEC on September 1, 1998

10.9                Financial Consulting Agreement, by and between       Incorporated by reference to Exhibit 4.2 to the
                    Jason Bahnman and Golden Phoenix Minerals, Inc.      Company's Registration Statement on Form S-8 as
                                                                         filed with the SEC on September 1, 1998


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


Exhibit No.         Description                                          Location
-----------         -----------                                          --------
10.10               Form of General Executive Compensation Contract      Incorporated by reference to Exhibit 14.1 to the
                                                                         Company's Annual Report on Form 10-KSB for the
                                                                         year ended December 31, 1998, as filed with the
                                                                         SEC on October 27, 1999

10.11               Mineral Ridge Mine Sale Agreement, dated October     Incorporated by reference to Exhibit 2.1 to the
                    9, 2000, by and between Thomas L. Minsic (Trustee    Company's Current Report on Form 8-K for the
                    for the Chapter 11 bankruptcy estate of Mineral      period ended November 7, 2000, as filed with the
                    Ridge Resources, Inc.) and Golden Phoenix            SEC on November 22, 2000
                    Minerals, Inc.

10.12               Common Stock Purchase Agreement, dated November      Incorporated by reference to Exhibit 10.1 to the
                    12, 2002, by and between Golden Phoenix Minerals,    Company's Quarterly Report on Form 10-QSB for the
                    Inc. and Fusion Capital Fund II, Inc.                period ended September 30, 2002, as filed with
                                                                         the SEC on November 19, 2002

10.13               Agreement, dated July 21, 2003, by and between       Incorporated by reference to Exhibit 10.13 to the
                    Golden Phoenix Minerals, Inc. and Borealis Mining    Company's Amendment No.1 to  form SB-2 Registration
                    Company                                              Statement filed with the SEC on September 11, 2003

21                  Subsidiaries of Golden Phoenix Minerals, Inc.        Incorporated by reference to Exhibit 21 to the
                                                                         Company's  Annual  Report on Form 10-KSB for the year
                                                                         ended  December  31,  1998,  as filed with the SEC on
                                                                         October 27, 1999

23.1                Consent of Independent Certified Public Accountants  Incorporated by reference to Exhibit 23.1 to the
                                                                         Company's  Amendment No. 2 to Form SB-2 filed with the SEC on November 13, 2003.

23.2                Consent of Independent Certified Public Accountants  Provided herewith

23.3                Consent of Kirkpatrick & Lockhart LLP                Contained in Exhibit 5.1


23.4                Consent of Behre Dolbear & Company, Inc.             Incorporated by reference to Exhibit 23.4 to the
                                                                         Company's  Amendment No. 2 to Form SB-2 filed with the SEC on November 13, 2003.


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Reno, Nevada, on November 14, 2003.

                                        GOLDEN PHOENIX MINERALS, INC.

                                        By: /s/ Michael R. Fitzsimonds
                                            --------------------------------
                                            Michael R. Fitzsimonds
                                            President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Fitzsimonds, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                                                   DATE
---------                    -----                                                   ----
/s/ Michael R. Fitzsimonds
--------------------------
Michael R. Fitzsimonds       Director, President and Chief Financial Officer         November 14, 2003

/s/ Steven D. Craig
--------------------------
Steven D. Craig              Director, Vice President and Secretary                  November 14, 2003

/s/ Allan J. Marter
--------------------------
Allan J. Marter              Director                                                November 14, 2003

/s/ David A. Caldwell
--------------------------
David A. Caldwell            Director                                                November 14, 2003

/s/ Ronald L. Parratt
--------------------------
Ronald L. Parratt            Director                                                November 14, 2003


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